Exhibit 99.1

	2016	2015
Net Sales	Q1	Q1	Q2	Q3	Q4	Total
Fuel Specialities	123.4	143.5	121.8	121.3	146.2	532.8
Performance Chemicals	34.7	46.8	43.9	33.7	30.6	155.0
Oilfield Services	36.2	66.7	70.7	78.9	48.7	265.0
Octane Additives	17.8	12.2	6.5	20.3	20.5	59.5
	212.1	269.2	242.9	254.2	246.0	1,012.3
Gross profit
Fuel Specialities	42.0	41.9	44.0	39.5	50.6	176.0
Performance Chemicals	10.8	12.1	11.3	9.9	9.1	42.4
Oilfield Services	11.6	22.0	28.4	32.0	16.7	99.1
Octane Additives	11.8	5.8	3.8	9.0	9.9	28.5
	76.2	81.8	87.5	90.4	86.3	346.0
Operating income/(loss)
Fuel Specialities	23.9	23.5	25.6	21.6	31.4	102.1
Performance Chemicals	4.4	4.8	4.7	3.6	3.2	16.3
Oilfield Services	(5.5)	1.6	5.0	7.2	(4.8)	9.0
Octane Additives	11.0	5.1	2.8	8.0	8.8	24.7
	33.8	35.0	38.1	40.4	38.6	152.1

Pension credit/(charge)	1.8	0.0	0.1	0.0	0.1	0.2
Corporate costs	(10.2)	(8.1)	(7.4)	(9.3)	(13.5)	(38.3)
Adjustment to fair value of contingent consideration	1.6	(3.5)	26.6	8.5	9.1	40.7
Loss on disposal of subsidiary	(1.4)	0.0	0.0	1.6	0.0	1.6
	25.6	23.4	57.4	41.2	34.3	156.3
EBITDA
Fuel Specialities	25.0	24.5	26.7	22.5	32.6	106.3
Performance Chemicals	5.9	6.4	6.3	5.1	4.6	22.4
Oilfield Services	(1.1)	5.9	9.4	11.7	3.6	30.6
Octane Additives	11.1	5.2	2.9	8.1	8.9	25.1
	40.9	42.0	45.3	47.4	49.7	184.4

Pension credit/(charge)	1.8	0.0	0.1	0.0	0.1	0.2
Corporate costs	(8.2)	(6.8)	(6.0)	(8.1)	(12.0)	(32.9)
Profit/(loss) on disposal of subsidiary	(1.4)	0.0	0.0	1.6	0.0	1.6
Other net income/(expense)	(0.3)	1.5	(4.7)	1.2	2.0	0.0
	32.8	36.7	34.7	42.1	39.8	153.3

	2014
Net Sales	Q1	Q2	Q3	Q4	Total
Fuel Specialities	151.6	127.2	131.0	157.0	566.8
Performance Chemicals	44.0	46.4	46.2	41.0	177.6
Oilfield Services	24.7	30.9	35.9	69.8	161.3
Octane Additives	0.4	16.8	15.1	22.9	55.2
	220.7	221.3	228.2	290.7	960.9
Gross profit
Fuel Specialities	45.9	36.8	41.0	47.1	170.8
Performance Chemicals	10.7	11.7	11.4	9.9	43.7
Oilfield Services	9.0	10.7	14.5	24.7	58.9
Octane Additives	0.1	9.4	6.7	12.4	28.6
	65.7	68.6	73.6	94.1	302.0
Operating income/(loss)
Fuel Specialities	26.6	17.5	20.9	29.2	94.2
Performance Chemicals	4.3	5.1	5.0	3.4	17.8
Oilfield Services	1.4	2.7	5.2	8.7	18.0
Octane Additives	(1.2)	8.3	4.9	10.6	22.6
	31.1	33.6	36.0	51.9	152.6

Pension credit/(charge)	(0.8)	(0.9)	(0.8)	(0.8)	(3.3)
Corporate costs	(12.3)	(7.4)	(10.0)	(9.0)	(38.7)
Adjustment to fair value of contingent consideration	0.0	0.0	0.0	1.9	1.9
	18.0	25.3	25.2	44.0	112.5
EBITDA
Fuel Specialities	28.2	18.8	22.0	30.4	99.4
Performance Chemicals	6.3	7.1	6.8	5.3	25.5
Oilfield Services	3.4	4.7	7.2	12.0	27.3
Octane Additives	(1.1)	8.5	5.0	10.6	23.0
	36.8	39.1	41.0	58.3	175.2

Pension credit/(charge)	(0.8)	(0.9)	(0.8)	(0.8)	(3.3)
Corporate costs	(10.8)	(5.9)	(8.6)	(7.6)	(32.9)
Other net income/(expense)	1.9	(0.7)	1.0	(0.4)	1.8
	27.1	31.6	32.6	49.5	140.8

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